Exhibit 99.1

Inseego Reports Third Quarter 2021 Financial Results
5G revenue growth of 260% year-over-year
Expanded relationship with T-Mobile for 5G fixed wireless access
Strong 5G enterprise pipeline growth across multiple regions
SAN DIEGO—November 3, 2021—Inseego Corp. (Nasdaq: INSG) (the “Company”), a leader in 5G and intelligent IoT device-to-cloud solutions, today reported its results for the third quarter ended September 30, 2021. The Company reported third quarter net revenue of $66.2 million, GAAP operating loss of $10.0 million, GAAP net loss of $9.0 million, GAAP net loss of $0.09 per share, negative adjusted EBITDA of $0.8 million, and non-GAAP net loss of $0.08 per share. Cash and cash equivalents at quarter end, including restricted cash, was $61.6 million.
“We had a strong third quarter driven by our expanded relationship with T-Mobile for our 5G fixed wireless access solution and continued global momentum in our 5G mobile broadband hotspots,” said Dan Mondor, chairman and CEO of Inseego Corp. “Our enterprise pipeline grew substantially, and we continue to expand our channel footprint in multiple geographies to capitalize on those opportunities. Our combined 5G and cloud solutions contributed greater than 60% of total revenue in the quarter, a 124% increase from a year ago. This spectacular growth is a direct result of our strategy to invest in next-generation products. Recent success with large mobile network operators in North America, Europe, the Middle East, and Asia-Pacific regions, underlines our continued 5G momentum across our target geographic segments.”
Corporate Highlights
–Q3 revenue of $66.2 million, up 0.8% sequentially; 9% sequentially on a pro forma basis after the divestiture of Ctrack South Africa
–Cash balance of $61.6 million, including restricted cash
–Robert Barbieri appointed Chief Financial Officer

Business Highlights
–5G revenue up 260% year-over-year
–Cloud software revenue up 25% year-over-year
–Began volume shipments of the Inseego WavemakerTM FX2000 5G CPE to support launch by T-Mobile for Business
–New 5G FWA launch with Telstra in Australia in the fourth quarter
–New 5G mobile broadband launches with Optus Enterprise in Australia and Sunrise UPC in Switzerland
–Continued 5G pipeline growth in enterprise markets
–Ritesh Mukherjee appointed SVP, Enterprise Networking Solutions

“Pro forma revenue was up a robust 9% sequentially, driven predominantly by accelerating demand for our 5G and cloud solutions portfolio. Looking ahead, our global supply chain, despite the current environment, is a source of competitive advantage. I believe the Company is poised for another quarter of sequential growth,” said Bob Barbieri, CFO of Inseego. “We are confident in our ability to achieve approximately 25% revenue growth in 2022 pro forma after the sale of our Ctrack South Africa business. I look forward to working closely with our leadership team as we continue to execute on our strategic and financial priorities to drive shareholder value.”

Conference Call Information

Inseego will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET. A Q&A session with analysts will be held live directly after the prepared remarks. To access the conference call:

Online, visit https://investor.inseego.com/events-presentations

Phone-only participants can pre-register by navigating to https://dpregister.com/sreg/10159503/ec4823ea5f

Those without internet access or unable to pre-register may dial-in by calling:

In the United States, call 1-844-763-8274

International parties can access the call at 1-412-717-9224

An audio replay of the conference call will be available beginning one hour after the call through November 17, 2021. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 10159503 followed by the # key. International parties may call 1-412-317-0088. In addition, the Inseego Corp. press release will be accessible from the Company's website before the conference call begins.

About Inseego Corp.

Inseego Corp. (Nasdaq: INSG) is an industry leader in smart device-to-cloud solutions that extend the 5G network edge, enabling broader 5G coverage, multi-gigabit data speeds, low latency and strong security to deliver highly reliable internet access. Our innovative mobile broadband, fixed wireless access (FWA) solutions, and software platform incorporate the most advanced technologies (including 5G, 4G LTE, Wi-Fi 6 and others) into a wide range of products that provide robust connectivity indoors, outdoors and in the harshest industrial environments. Designed and developed in the USA, Inseego products and SaaS solutions build on the company’s patented technologies to provide the highest quality wireless connectivity for service providers, enterprises, and government entities worldwide. www.inseego.com #Putting5GtoWork

©2021. Inseego Corp. All rights reserved. The Inseego name and logo, MiFi and Inseego Wavemaker are registered trademarks and trademarks of Inseego Corp. Other company, product or service names mentioned herein are the trademarks of their respective owners.

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our future business outlook, the future demand for our products, as well as other statements that are not purely statements of historical fact, are forward-looking in nature. These forward-looking statements are made on the basis of management’s current expectations, assumptions, estimates and projections and are subject to significant risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. We therefore cannot guarantee future results, performance or achievements. Actual results could differ materially from our expectations.

Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the future demand for wireless broadband access to data and asset management software and services; (2) the growth of wireless wide-area networking and asset management software and services; (3) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (4) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (5) dependence on third-party manufacturers and key component suppliers worldwide; (6) the impact that new or adjusted tariffs may have on the cost of components or our products, and our ability to sell products internationally; (7) the impact of fluctuations of foreign currency exchange rates; (8) the impact of geopolitical instability and supply chain challenges on our ability to source components and manufacture our products; (9) unexpected liabilities or expenses; (10) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G products at the speed and functionality required by our customers; (11) litigation, regulatory and IP developments related to our products or components of our products; (12) dependence on a small number of customers for a significant portion of the Company’s revenues; (13) the Company’s ability to raise additional financing when the Company requires capital for operations or to satisfy corporate obligations; (14) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters, and cost containment initiatives, including restructuring activities and the timing of their implementations; (15) the global semiconductor shortage and any related price increases or supply chain disruptions, and (16) the potential impact of COVID-19 on the business.

These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause actual results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to applicable law and our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Inseego Corp. has provided financial information in this news release that has not been prepared in accordance with GAAP. Adjusted EBITDA, non-GAAP net loss, non-GAAP net loss per share and non-GAAP operating costs and expenses exclude share-based compensation expense, amortization of intangible assets purchased through acquisitions, amortization of discount and issuance costs related to the Company’s convertible senior notes, loss on debt conversion and extinguishment relating to convertible senior notes, and fair value adjustments on derivative instruments. Adjusted EBITDA also excludes interest, taxes, depreciation and amortization (unrelated to acquisitions, the convertible senior notes), fair value adjustment on derivative, gain on sale of Ctrack South Africa, non-recurring costs, and other.

Adjusted EBITDA, non-GAAP net loss, non-GAAP net loss per share and non-GAAP operating costs and expenses are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool and are not intended to be used in isolation or as a substitute for operating expenses, net loss, net loss per share or any other performance measure determined in accordance with GAAP. We present these non-GAAP financial measures because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new incentive award grants issued to both current and new employees, the number of such grants forfeited by former employees, and changes in the Company’s stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP financial measures, management excludes certain non-cash and one-time items in order to facilitate comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s view, related to the Company’s ongoing operating performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and in the allocation of resources.

The Company further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that the use of these non-GAAP financial measures also facilitates a comparison of our underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.
In the future, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.

Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained within this news release with our GAAP financial results.

Inseego Corp.
Media Contact:
Anette Gaven
+1 (619) 993-3058
Anette.Gaven@inseego.com
or
Investor Relations Contact:
Joo-Hun Kim
MKR Group
+1 (212) 868-6760
joohunkim@mkrir.com

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net revenues:
IoT & Mobile Solutions	$56,975	$77,342	$151,770	$189,071
Enterprise SaaS Solutions	9,242	12,898	37,737	38,698
Total net revenues	66,217	90,240	189,507	227,769
Cost of net revenues:
IoT & Mobile Solutions	43,595	60,135	116,777	148,414
Enterprise SaaS Solutions	3,679	4,935	14,965	14,958
Total cost of net revenues	47,274	65,070	131,742	163,372
Gross profit	18,943	25,170	57,765	64,397
Operating costs and expenses:
Research and development	12,626	10,684	38,954	29,448
Sales and marketing	9,172	8,446	29,997	25,849
General and administrative	6,599	8,699	22,657	23,257
Amortization of purchased intangible assets	519	779	1,649	2,358
Impairment of capitalized software	—	—	1,197	—
Total operating costs and expenses	28,916	28,608	94,454	80,912
Operating loss	(9,973)	(3,438)	(36,689)	(16,515)
Other income (expense):
Gain on sale of Ctrack South Africa	5,262	—	5,262	—
Loss on debt conversion and extinguishment, net	—	(1,180)	(432)	(76,354)
Interest expense, net	(1,655)	(1,657)	(5,178)	(8,197)
Other income (expense), net	(828)	1,053	291	2,818
Loss before income taxes	(7,194)	(5,222)	(36,746)	(98,248)
Income tax provision (benefit)	(4)	217	445	193
Net loss	(7,190)	(5,439)	(37,191)	(98,441)
Less: Net income attributable to noncontrolling interests	—	(3)	(214)	(29)
Net loss attributable to Inseego Corp.	(7,190)	(5,442)	(37,405)	(98,470)
Series E preferred stock dividends and deemed dividends from the preferred stock exchange	(1,843)	(829)	(3,596)	(2,056)
Net loss attributable to common stockholders	$(9,033)	$(6,271)	$(41,001)	$(100,526)
Per share data:
Net loss per common share:
Basic and diluted	$(0.09)	$(0.06)	$(0.40)	$(1.06)
Weighted-average shares used in computation of net loss per common share:
Basic and diluted	103,430,083	98,016,798	102,586,121	95,136,713

INSEEGO CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$58,114	$40,015
Restricted cash	3,495	—
Accounts receivable, net	23,065	29,940
Inventories	33,701	33,952
Prepaid expenses and other	11,666	10,201
Total current assets	130,041	114,108
Property, plant and equipment, net	8,705	13,699
Rental assets, net	4,487	6,109
Intangible assets, net	47,710	51,487
Goodwill	21,196	32,511
Right-of-use assets, net	8,010	9,092
Other assets	380	388
Total assets	$220,529	$227,394
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$44,451	$52,339
Accrued expenses and other current liabilities	24,403	23,373
Total current liabilities	68,854	75,712
Long-term liabilities:
2025 Notes, net	157,879	165,147
Deferred tax liabilities, net	1,042	4,505
Other long-term liabilities	8,086	9,929
Total liabilities	235,861	255,293
Commitments and Contingencies
Stockholders’ deficit:
Preferred stock	—	—
Common stock	105	99
Additional paid-in capital	766,736	711,487
Accumulated other comprehensive loss	(7,242)	(6,972)
Accumulated deficit	(774,931)	(732,422)
Total stockholders’ deficit attributable to Inseego Corp.	(15,332)	(27,808)
Noncontrolling interests	—	(91)
Total stockholders’ deficit	(15,332)	(27,899)
Total liabilities and stockholders’ deficit	$220,529	$227,394

INSEEGO CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Cash flows from operating activities:
Net loss	$(7,190)	$(5,439)	$(37,191)	$(98,441)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,080	6,256	19,131	15,948
Provision for bad debts, net of recoveries	80	166	346	240
Provision for excess and obsolete inventory	91	250	587	430
Share-based compensation expense	3,062	2,207	14,467	8,188
Amortization of debt discount and debt issuance costs	371	387	1,117	3,632
Fair value adjustment on derivative instrument	(1,612)	(546)	(3,435)	(1,372)
Impairment of capitalized software	—	—	1,197	—
Gain on sale of Ctrack South Africa	(5,262)	—	(5,262)	—
Loss on debt conversion and extinguishment, net	—	1,180	432	76,354
Deferred income taxes	137	100	175	110
Other	19	(108)	572	50
Changes in assets and liabilities:
Accounts receivable	(3,649)	2,433	2,834	(19,065)
Inventories	(7,055)	(4,803)	(7,889)	(2,078)
Prepaid expenses and other assets	271	1,380	1,429	(3,918)
Accounts payable	8,809	2,836	(7,206)	25,170
Accrued expenses, income taxes, and other	3,121	5,751	3,939	11,464
Net cash (used in) provided by operating activities	(2,727)	12,050	(14,757)	16,712
Cash flows from investing activities:
Acquisition of noncontrolling interest	—	—	(116)	—
Purchases of property, plant and equipment	(1,844)	(2,253)	(4,299)	(5,084)
Proceeds from the sale of property, plant and equipment	637	92	1,143	327
Proceeds from sale of Ctrack South Africa, net of sold cash[1]	31,526	—	31,526	—
Additions to capitalized software development costs and purchases of intangible assets	(5,220)	(9,579)	(20,589)	(20,216)
Net cash provided by (used in) investing activities	25,099	(11,740)	7,665	(24,973)
Cash flows from financing activities:
Gross proceeds from the issuance of 2025 Notes	—	—	—	100,000
Payment of issuance costs related to 2025 Notes	—	(1,056)	—	(3,600)
Payoff of term loan and related extinguishment costs	—	—	—	(48,830)
Cash paid to investors in private exchange transactions	—	—	—	(32,062)
Gross proceeds received from issuance of Series E preferred stock	—	—	—	25,000
Repurchase of Series E preferred stock	—	—	—	(2,354)
Proceeds from the exercise of warrants to purchase common stock	—		—	1,861
Net borrowing of bank and overdraft facilities	20	6	315	110
Principal payments under finance lease obligations	(965)	(781)	(3,138)	(2,243)
Proceeds from a public offering, net of issuance costs	1	—	29,370	—
Proceeds from stock option exercises and employee stock purchase plan, net of taxes paid on vested restricted stock units	412	1,441	2,432	2,872
Net cash (used in) provided by financing activities	(532)	(390)	28,979	40,754
Effect of exchange rates on cash	(614)	(26)	(293)	(2,573)
Net increase in cash, cash equivalents and restricted cash	21,226	(106)	21,594	29,920
Cash, cash equivalents and restricted cash, beginning of period	40,383	42,100	40,015	12,074
Cash, and cash equivalents, end of period	$61,609	$41,994	$61,609	$41,994

INSEEGO CORP.
Reconciliation of GAAP Net Loss Attributable to Common Shareholders to Non-GAAP Net Loss
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30, 2021		Nine Months Ended September 30, 2021
	Net Loss	Net Loss Per Share	Net Loss	Net Loss Per Share
GAAP net loss attributable to common shareholders	$(9,033)	$(0.09)	$(41,001)	$(0.40)
Adjustments:
Preferred stock dividends(a)	1,843	0.02	3,596	0.04
Net income attributable to noncontrolling interests(b)	—	—	214	—
Share-based compensation expense(c)	3,062	0.03	14,467	0.15
Purchased intangibles amortization(d)	737	0.01	2,840	0.03
Debt discount and issuance costs amortization(e)	371	—	1,117	0.01
Non-recurring costs(f)	1,651	0.02	2,411	0.02
Fair value adjustment on derivative instrument(g)	(1,612)	(0.02)	(3,435)	(0.03)
Gain on sale of Ctrack South Africa(h)	(5,262)	(0.05)	(5,262)	(0.05)
Loss on debt conversion and extinguishment(i)	—	—	432	—
Non-GAAP net loss	$(8,243)	$(0.08)	$(24,621)	$(0.23)

(a)     Includes accrued dividends on Series E Preferred Stock and deemed dividend as part of preferred stock exchange.
(b)    Includes net income attributable to noncontrolling interests at Ctrack South Africa.
(c)    Includes share-based compensation expense recorded under ASC Topic 718.
(d)    Includes amortization of intangible assets purchased through acquisitions.
(e)    Includes the debt discount and issuance costs amortization related to the 2025 Notes.
(f) Includes transaction costs related to the sale of Ctrack South Africa and non-recurring legal expenses.
(g)    Includes the fair value adjustment related to the Company’s interest make-whole derivative instrument.
(h)    Includes the gain on sale of Ctrack South Africa.
(i)    Includes the loss on debt conversion and extinguishment of the 2025 Notes.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Three Months Ended September 30, 2021
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Non-GAAP
Cost of net revenues	$47,274	$416	$217	$46,641
Operating costs and expenses:
Research and development	12,626	604	—	12,022
Sales and marketing	9,172	614	—	8,558
General and administrative	6,599	1,428	—	5,171
Amortization of purchased intangible assets	519	—	519	—
Total operating costs and expenses	$28,916	$2,646	$519	$25,751
Total		$3,062	$736
(a)    Includes share-based compensation expense recorded under ASC Topic 718.
(b)    Includes amortization of intangible assets purchased through acquisitions.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses
Nine Months Ended September 30, 2021
(In thousands)
(Unaudited)

	GAAP	Share-based compensation expense (a)	Purchased intangibles amortization (b)	Non-recurring costs (c)	Non-GAAP
Cost of net revenues	$131,742	$2,229	$1,190	$—	$128,323
Operating costs and expenses:
Research and development	38,954	4,366	—	—	34,588
Sales and marketing	29,997	3,161	—	—	26,836
General and administrative	22,657	4,711	—	150	17,796
Amortization of purchased intangible assets	1,649	—	1,649	—	—
Impairment of purchased intangible assets	1,197	—	—	—	1,197
Total operating costs and expenses	$94,454	$12,238	$1,649	$150	$80,417
Total		$14,467	$2,839	$150
(a)    Includes share-based compensation expense recorded under ASC Topic 718.
(b)    Includes amortization of intangible assets purchased through acquisitions.
(c) Includes non-recurring legal settlement costs.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Reconciliation of GAAP Net Loss Attributable to Common Shareholders to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
GAAP net loss attributable to common shareholders	$(9,033)	$(41,001)
Preferred stock dividends(a)	1,843	3,596
Income tax provision(b)	(4)	445
Net income attributable to noncontrolling interests(c)	—	214
Depreciation and amortization(d)	6,080	19,131
Share-based compensation expense(e)	3,062	14,467
Non-recurring costs(f)	1,651	2,553
Fair value adjustment of derivative(g)	(1,612)	(3,435)
Gain on sale of Ctrack South Africa(h)	(5,262)	(5,262)
Loss on debt conversion and extinguishment(i)	—	432
Interest expense, net(j)	1,655	5,178
Other(k)	847	1,990
Adjusted EBITDA	$(773)	$(1,692)

(a)    Includes accrued dividends on Series E Preferred Stock and deemed dividend as part of preferred stock exchange.
(b)    Includes the provision for income taxes.
(c)    Includes net income attributable to non-controlling interests at Ctrack South Africa.
(d)    Includes depreciation and amortization charges, including amortization of intangible assets purchased through acquisitions.
(e) Includes share-based compensation expense recorded under ASC Topic 718.
(f)    Includes transaction costs related to the sale of Ctrack South Africa and non-recurring legal expenses.
(g)    Includes the fair value adjustment related to the Company’s interest make-whole derivative instrument.
(h)    Includes the gain on sale of Ctrack South Africa.
(i)    Includes the loss on debt conversion and extinguishment of the 2025 Notes.
(j)    Includes interest expense including debt discount and issuance costs amortization related to the 2025 Notes.
(k)    Includes non-recurring write-down of assets and foreign currency transaction gains and losses.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

INSEEGO CORP.
Quarterly Net Revenues by Product Grouping
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
IoT & Mobile Solutions	$56,975	$51,836	$42,959	$72,098	$77,342
Enterprise SaaS Solutions	9,242	13,857	14,638	13,965	12,898
Total net revenues	$66,217	$65,693	$57,597	$86,063	$90,240